UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Irwin Financial Corporation (the "Corporation"), announced that IFC Capital Trust V (the "Trust"), a subsidiary of the Corporation, will redeem on December 8, 2006 (the "Redemption Date") all $30,000,000 of its 9.95% Trust Preferred Securities (the "Trust Preferred Securities") and all $928,000 of its 9.95% Common Securities (the "Trust Common Securities") at a redemption price equal to $1,000.00 per Trust Preferred Security, representing an amount equal to 100% of the principal amount of such Trust Preferred Security, plus accrued but unpaid dividends up to, but not including, the Redemption Date of December 8, 2006. All dividends accruing on the Trust Preferred Securities and on the Trust Common Securities will cease to accrue on and after the Redemption Date. The total amount of the redemption of the Trust Preferred Securities, including accrued but unpaid dividends, will be $31,492,500.00. The Trustee has notified the holders of the redemption.

The Trust is taking such action in connection with the concurrent redemption by the Corporation of all $30,000,000 of its 9.95% Junior Subordinated Debt Securities due 2031 (the "Debt Securities") which are held exclusively by the Trust. The Debt Securities are to be redeemed on the Redemption Date at a redemption price of 100% plus interest accrued on the Debt Securities up to, but not including, the Redemption Date.

In advance of this redemption, the Corporation expects to issue approximately $30 million of Tier-1 eligible trust preferred securities to fund the redemption.

As a result of this redemption, the Corporation expects to incur approximately $0.8 million of expense in December 2006 reflecting the write-off of unamortized debt issuance costs.

The expectations expressed in this Report on Form 8-K about the redemption of IFC Capital Trust V, the issuance of trust preferred securities, and the Corporation's expected costs in connection with these activities are forward-looking statements. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Actual future results may differ materially from what is projected due to a variety of factors including: difficulties in obtaining funding as needed; legislative or regulatory changes, including changes in tax laws or regulations, changes in the interpretation of regulatory capital rules, changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments; additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; or governmental changes in monetary or fiscal policies. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

This information is contained in the press release attached as Exhibit 99.1. This filing under Item 8.01 is made for purposes of Regulation FD.

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated November 8, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: November 8, 2006	By: /s/ Jody A. Littrell __________________________________________
JODY A. LITRELL First Vice President and Controller

 EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated November 8, 2006